MEMBERSHIP INTEREST REDEMPTION

AND WITHDRAWAL AGREEMENT

THIS AGREEMENT is entered into this 29th day of October, 2004.

BETWEEN:

ALASKA STAR MINERALS, L.L.C., an Arizona limited liability company

(hereinafter the “Company”)

AND:

BRISCOE INVESTMENTS, LP, RLLP, an Arizona limited partnership

(hereinafter “Briscoe”)

AND:

PAUL MATYSEK

(hereinafter “Matysek”)

WHEREAS:

A.                     The Company is an Arizona limited liability company having been organized on December 22, 2003.

B.                     Briscoe and Matysek are the members of the Company, each owning a fifty percent (50%) membership interest in the Company.

C.                     Matysek has given notice of his intent to withdraw from the Company effective October 29, 2004.

D.                     The Company desires to redeem the membership interest owned by Matysek, and Matysek desires to transfer his membership interest in the Company to the Company on the terms and conditions herein set forth.

E.                     The parties to this Agreement desire to place in contractual form the terms and conditions agreed upon amongst the parties.

NOW THEREFORE, the parties agree as follows:

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1.	Redemption of Membership Interest

The Company shall redeem the membership interest of the Company owned by Matysek; and Matysek shall transfer such interest in the Company as follows:

(a) Transfer of Membership Interest: Matysek shall transfer his membership interest to the Company on October 29, 2004.
(b)

Redemption Price: The redemption price for Matysek’s membership interest shall be 1,750,000 shares of common stock of Titanium Intelligence, Inc., a Nevada corporation, now known as Liberty Star Gold Corp., a Nevada corporation. Said redemption price shall be paid in full at the time of execution of this Agreement.

(c)

Matysek shall deliver to the Company any assignments and other instruments which may be necessary, desirable or appropriate in order to transfer to the Company his membership interest in the Company, all in form and substance satisfactory for counsel for the Company.

2.	Expenses

Each of the parties hereto shall bear their own expenses in connection with the transactions contemplated hereby.

3.	Contract Breach and Remedies

Should either party file an action to enforce any right or rights arising under this Agreement, then the party prevailing in such action shall be entitled to recover reasonable attorney’s fees, together with taxable court costs and nontaxable costs and expenses incurred incidental to the prosecution of any such action, to be included in any final judgment or decree rendered on such action, together with provision for the anticipated costs, expenses and attorney’s fees in liquidating and collecting any such judgment or decree rendered in favor of the prevailing party.

4.	Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

5.	Binding Effect

This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

6.	Applicable Law

This Agreement shall be construed and governed by the laws in effect in the State of Arizona.

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7.	Amendments

This Agreement may be modified only by a writing signed by a party against whom the modification is sought to be enforced.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

ALASKA STAR MINERALS, L.L.C.,

an Arizona limited liability company

By:	/s/ James A. Briscoe
James A. Briscoe
Manager

BRISCOE INVESTMENTS, LP, RLLP,

an Arizona limited partnership

By:	/s/ James A. Briscoe
James A. Briscoe
Managing Partner

/s/ Paul Matysek

PAUL MATYSEK

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